Exhibit 99.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-164292 and No. 333-174356) and Form S-3 (No. 333-180015) of CIT Group Inc. of our report  dated February 28, 2014 except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations discussed in Note 2 and the effects of the change in the composition of reportable segments discussed in Note 24, which is as of October 8, 2014 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in CIT Group Inc.’s Current Report on Form 8-K dated October 8, 2014.

PricewaterhouseCoopers LLP
New York, NY
October 8, 2014